UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2016, Tecnoglass Inc. (the “Company”) received a written notice (the “Second Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) indicating that the Company is not in compliance with Listing Rule 5250(c)(1) because the Company has failed to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Form 10-Q”). The Company had previously received a written notice (the “Initial Notice” and together with the Second Notice, the “Notices”) from NASDAQ indicating the Company was not in compliance with such listing rules because it had failed to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K” and together with the Form 10-Q, the “Delinquent Reports”).

The Notices stated that no later than June 17, 2016, the Company is required to submit a plan to regain compliance with respect to the filing of the Delinquent Reports. If NASDAQ accepts the Company’s plan, it has the discretion to grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until October 12, 2016) to regain compliance.

The Company’s management is working diligently to finalize the filing of the Form 10-K. The Company expects to complete such filing well before June 17, 2016. The Company expects to file the Form 10-Q promptly after filing the Form 10-K (again in advance of June 17, 2016).

This notification has no immediate effect on the listing of the Company's ordinary shares on NASDAQ. There can be no assurance, however, that the Company will be able to regain compliance with the listing requirements discussed above or otherwise satisfy the other NASDAQ listing criteria.

The Company issued a press release announcing the foregoing, which press release is attached to this Current Report on Form 8-K as exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2016

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name: Jose M. Daes
Title:Chief Executive Officer

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